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                                                                     EXHIBIT 5.1

                        [WHITMAN CORPORATION LETTERHEAD]

                                October 26, 2000

Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois  60008

          Re: Registration of 33,500,000 Shares of Common Stock and Associated Preferred Share Purchase Rights
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Ladies and Gentlemen:

         I have acted as counsel to Whitman Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 33,500,000 shares of Common Stock, $.01 par value, of the Company (the "Registered Shares") and the Preferred Share Purchase Rights (the "Registered Rights") associated therewith, to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") among the Company, Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and PepsiAmericas, Inc., a Delaware corporation ("PepsiAmericas"), which provides for the merger (the "Merger") of PepsiAmericas with and into Sub, with Sub surviving as a wholly owned subsidiary of the Company. The Registered Shares consist of: (i) shares issuable at the effective time of the Merger pursuant to Section 3.1 of the Merger Agreement (the "Closing Shares"); (ii) shares issuable upon exercise of the Parent Options (as defined in Section 3.3(a) of the Merger Agreement) (the "Option Shares"); (iii) shares issuable upon exercise of the Parent Warrants (as defined in Section 3.3(b) of the Merger Agreement) (the "Warrant Shares"); (iv) shares issuable pursuant to Article IV of the Merger Agreement (other than the Subscription Shares (as defined in the Merger Agreement)) (the "Contingent Shares") and (v) the Subscription Shares. The terms of the Rights are set forth in the Rights Agreement dated as of May 20, 1999, as amended as of August 18, 2000 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

         For the purpose of rendering the opinions expressed below, I have reviewed the Merger Agreement, the Registration Statement and the Exhibits to the latter. I have also examined the originals, or copies of originals certified or otherwise identified to my satisfaction, of the corporate records of the Company and of such other agreements, documents, instruments and certificates of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied myself as to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed below. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.


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         Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each Closing Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware (the "DGCL"); and (iii) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered in accordance with the terms of the Merger Agreement.

         3. Each Option Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the DGCL; and (iii) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered upon payment of the agreed consideration therefor (not less than par value thereof) in accordance with the terms of the related Parent Option and any applicable agreement or plan.

         4. Each Warrant Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the DGCL; and (iii) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered upon payment of the agreed consideration therefor (not less than par value thereof) in accordance with the terms of the related Parent Warrant and the applicable warrant agreement.

         5. Each Contingent Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the DGCL; and (iii) a certificate representing such Contingent Share shall have been duly executed, countersigned, registered and delivered in accordance with the terms of the Merger Agreement.

         6. Each Subscription Share will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Merger shall have become effective under the DGCL; and (iii) a certificate representing such Subscription Share shall have been duly executed, authenticated, countersigned, registered and delivered upon payment of the agreed consideration therefor in accordance with the terms of the Merger Agreement.

         7. The Registered Right associated with each Registered Share will be legally issued when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such Registered Share shall have been duly issued as set forth in paragraphs 2, 3, 4, 5 or 6, as the case may be.


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         This foregoing opinions are limited to the DGCL and the federal laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Registered Shares or the associated Registered Rights.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Steven R. Andrews
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                                        Steven R. Andrews
                                        Senior Vice President,
                                          Secretary and General Counsel
                                        Whitman Corporation


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